UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - July 20, 2007

MYSTARU.COM, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	333-62236	35-2089848
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9/F., Beijing Business World,
56 Dongxinglong Avenue, CW District, Beijing, China 100062
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code - (86) 10 6702 6968

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MyStarU.com, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2007 to add to its disclosure set forth in Item 4.02 below.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The CEO of the Company, after receiving emailed confirmation from the Securities Exchange Commission (the “Commission”) on July 17, 2007 that the Commission had no further comments to the Company’s Forms 10-QSB and 10-KSB, decided to proceed with the amendment of the Company’s financial statements contained in the Company’s Form 10-KSB for the fiscal year ended September 30, 2006 and its Forms 10-QSB for the quarters ended June 30, 2006, December 31, 2006 and March 31, 2007 to address various accounting issues raised by the Commission in its comment letters. The amendments will include revising the financial statements to reflect a recalculation of the acquisition cost of Subaye.com, recalculation of minority interests, reclassification of certain deferred stock-based compensation and a statement that the Company’s disclosure controls and procedures were not effective at the relevant times.

The restatements will reflect the changes as follows:

I.  10-QSB for June 30, 2006

Changes will be made to the accounting treatment of the deferred stock-based compensation-current portion and the deferred stock-based compensation-non-current portion under Current Assets, as well as to the deferred stock-based compensation under Stockholders’ Equity.

Changes will also be made to the accounting calculation of the acquisition of the website Subaye.com. This will result in a restatement of “The total amount of web site recorded in the property plant and equipment” in footnote no. 3 from $4,205,712 to $6,076,344.

These changes will result in a restatement of Total Liabilities and Stockholders’ Equity from $22,738,027 to approximately $20,839,486.

The restatement of the Interim Condensed Balance Sheet as of June 30, 2006 shall be as follows:

	As Previously Reported June 30, 2006			Restatement Adjustment June 30, 2006	As Restated June 30, 2006

Current Assets:
Cash	$852,405	$			$852,405
Accounts receivable - related company	480,000				480,000
- others, less allowance for bad debts of $355,650	2,968,213				2,968,213
Due from related companies	238,443				238,443
Deferred stock-based compensation-current portion	3,272,059		(1)	(3,272,059)	-
Prepaid expenses	3,597,853				3,597,853
Payment in advance	279,251				279,251
Other current assets	458,118				458,118

Total Current Assets	12,146,342				8,874,283

Software acquisition cost	3,000,000				3,000,000
Property, plant and equipment, net	6,725,852		(2.6)	1,867,425	8,593,277
Deferred stock-based compensation-non-current portion	865,833		(1)	(865,833)	-
Intangible assets-Goodwill	-		(4)	368,719	368,719

Total Assets	$22,738,027				$20,839,486

Current liabilities:	$1,536,293	$			1,536,293
Accounts payable	74,737				74,737
Accrued expenses	57,513				57,513
Due to related companies	108,912				108,912

Total Current Liabilities	1,777,455				1,777,455

Minority interest in consolidated subsidiaries	1,099,985		(3)	2,236,144	3,336,1299

Commitments and contingencies (Note 12)

Stockholders’ Equity
Preferred stock ($0.001 Par Value: 50,000,000 shares authorized;
no shares issued and outstanding)
Common stock ($0.001 Par Value: 300,000,000 shares authorized;
97,088,000 shares issued and outstanding)	89,188				89,188
Additional paid in capital	13,683,489				13,683,489
Deferred stock-based compensation			(1)	(4,137,892)	(4,137,892)
Accumulated other comprehensive income	249			3,207	3,456
Retained earnings	6,087,661				6,087,661

Total Stockholders’ Equity	19,860,587				15,725,902

Total Liabilities and Stockholders’ Equity	$22,738,027				$20,839,486

II.  10-KSB for September 30, 2006 and 10-QSBs December 31, 2006 and March 31, 2007

For the 10-KSB for the fiscal year ended September 30, 2006 and the Forms 10-QSB for the quarters ended December 31, 2006 and March 31, 2007, the elimination of the negative goodwill associated with the website Subaye.com will result in an increase of $889,816 to the Company’s Total Assets and the Total Liabilities and Stockholders’ Equity.

Accordingly, the CEO has determined that the financial statements included in the annual and quarterly reports stated above should no longer be relied upon. The Company expects to file the amendments with the Commission no later than August 31, 2007.

The CEO of the Company discussed his conclusions with the Company’s independent registered accounting firm, Child, Van Wagoner & Bradshaw, PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOM COMMUNICATIONS, INC.

Date: August 20, 2007	By:	/s/ Alan Lun
Alan Lun
Chief Executive Officer